Exhibit 10.16

[Execution Copy]

AWARD NOTICE

AND

RESTRICTED STOCK UNIT AGREEMENT

INVITATION HOMES INC.

2017 OMNIBUS INCENTIVE PLAN

The Participant has been granted Restricted Stock Units with the terms set forth in this Award Notice, and subject to the terms and conditions of the Plan and the Restricted Stock Unit Agreement to which this Award Notice is attached. Capitalized terms used and not defined in this Award Notice shall have the meanings set forth in the Restricted Stock Unit Agreement and the Plan, as applicable.

Participant:

Date of Grant:

Restricted Stock Units Granted: RSUs

Vesting Schedule:

1.     Vested RSUs. 80% of the number of RSUs specified above shall be fully vested as of the closing of the initial public offering (the “IPO”) of shares of Common Stock of the Company.

2.     Unvested RSUs.

(a)    Upon the occurrence of an Exit Event or a Dissolution that occurs while the Participant continues in the Participant’s status as an employee with respect to the Company or any of its Affiliates, or upon the occurrence of a Qualifying Termination, any unvested RSUs shall become fully vested.

(b)    If the Participant’s employment with the Company and its Subsidiaries shall have terminated due to the Participant’s death or by the Company due to the Participant’s Disability prior to the first anniversary of the IPO, then a pro-rata portion of the RSUs which are unvested shall become vested, based on the number of days the Participant was employed following the IPO and prior to such termination of employment, divided by 365.

RESTRICTED STOCK UNIT AGREEMENT

INVITATION HOMES INC.

2017 OMNIBUS INCENTIVE PLAN

This Restricted Stock Unit Agreement, effective as of the Date of Grant (as defined below), is between Invitation Homes Inc., a Maryland corporation (the “Company”), and the Participant (as defined below).

WHEREAS, the Company has adopted the Invitation Homes Inc. 2017 Omnibus Incentive Plan (as it may be amended, the “Plan”) in order to provide additional incentives to selected officers, employees, consultants and advisors of the Company Group; and

WHEREAS, the Committee (as defined in the Plan) responsible for administration of the Plan has determined to grant RSUs to the Participant as provided herein and the Company and the Participant hereby wish to memorialize the terms and conditions applicable to such RSUs.

NOW, THEREFORE, the parties hereto agree as follows:

1.    Definitions. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan. The following terms shall have the following meanings for purposes of this Agreement:

(a)    “Agreement” shall mean this Restricted Stock Unit Agreement including (unless the context otherwise requires) the Award Notice and Appendix A.

(b)    “Constructive Termination” have the meaning set forth in the Participant’s employment agreement as in effect at the time of the IPO

(c)     “Award Notice” shall mean the notice to the Participant.

(d)    “Date of Grant” shall mean the “Date of Grant” listed in the Award Notice.

(e)    “Dissolution” shall mean a sale of all or substantially all of the assets of, or a liquidation of, the Company and its affiliates, or an event or series of events, in each case following which the Sponsor and its affiliates cease to hold any equity interest the Company and its affiliates.

(f)    “Exit Event” shall mean the first to occur of (x) the date on which the Sponsor ceases to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of at least 15% by vote and value of the outstanding equity capital of the Company (or, if applicable, the equivalent equity capital in any successor entity or affiliated entity that becomes the holder of the principal operations of the Company and its Subsidiaries); and (y) the date that is 18 months after the IPO.

(g)    “Participant” shall mean the “Participant” listed in the Award Notice.

(h)    “Qualifying Termination” means a termination of the Participant’s employment and services with the Company Group by the Company without Cause (excluding while a Disability exists) or by the Participant when a Constructive Termination exists.

(i)    “Restrictive Covenant Violation” shall mean the Participant’s breach of the Restrictive Covenants listed on Appendix A or any covenant regarding confidentiality, competitive activity, solicitation of the Company’s vendors, suppliers, customers, or employees, or any similar provision applicable to or agreed to by the Participant.

(j)     “RSUs” shall mean that number of Restricted Stock Units listed in the Award Notice as “Restricted Stock Units Granted.”

(k)    “Shares” shall mean a number of shares of the Company’s Common Stock equal to the number of RSUs.

(l)    “Sponsor” for the purposes of the Agreement or any other Schedules attached to the Agreement, means Blackstone Real Estate Partners VII L.P. and its Affiliates.

2.    Grant of Units. The Company hereby grants the RSUs to the Participant, each of which represents the right to receive one Share upon vesting of such RSU, subject to and in accordance with the terms, conditions and restrictions set forth in the Plan, the Award Notice, and this Agreement. By acceptance of the grant of RSUs pursuant to this Agreement, the Participant acknowledges and agrees that the Participant is entitled to no further rights or payments pursuant to the supplemental bonus program described in the letter award notice delivered by the Company in October 2016.

3.    RSU Account. The Company shall cause an account (the “Unit Account”) to be established and maintained on the books of the Company to record the number of RSUs credited to the Participant under the terms of this Agreement. The Participant’s interest in the Unit Account shall be that of a general, unsecured creditor of the Company.

4.    Vesting; Settlement. The RSUs shall become vested in accordance with the schedule set forth on the Award Notice. The Company shall deliver to the Participant one share of Common Stock for each RSU (as adjusted under the Plan) which becomes vested in a given calendar year, pursuant to Section 12, below, and such vested RSU shall be cancelled upon such delivery, provided, that any RSUs which become vested on or during the six-month period following the IPO shall be settled as soon as practicable (but within 30 days) after the date that is six months and one day following the IPO.

5.    Termination of Employment.

(a)    In the event that the Participant’s employment or service, as applicable, with the Company Group terminates for any reason, any unvested RSUs shall be forfeited and all of the Participant’s rights hereunder with respect to such unvested RSUs shall cease as of the effective date of termination (the “Termination Date”) (unless otherwise provided for by the Committee in accordance with the Plan).

(b)    The Participant’s rights with respect to the RSUs shall not be affected by any change in the nature of the Participant’s employment or service, as applicable, so long as the Participant continues to be an employee or service provider, as applicable, of the Company Group. Whether (and the circumstances under which) the Participant’s employment or service, as applicable, has terminated and the determination of the Termination Date for the purposes of this Agreement shall be determined by the Committee (or, with respect to any Participant who is not a director or “officer” as defined under Rule 16a-1(f) of the Exchange Act, its designee, whose good faith determination shall be final, binding and conclusive; provided, that such designee may not make any such determination with respect to the designee’s own employment for purposes of the RSUs).

6.    Dividends. Upon the declaration by the Company of dividends to holders of its Common Stock, the Participant shall be entitled to receive dividend equivalent payments (“Dividend Equivalents”) in respect of all of such Participant’s RSUs, whether unvested or vested and not yet settled, as of the record date for such dividend. The Dividend Equivalents shall be delivered to the Participant on the regular payment date that such dividend is made to all holders of the Company’s Common Stock and in the same form as are delivered to holders of the Company’s Common Stock (i.e., in either cash or in shares of Common Stock which Common Stock will not be not subject to any vesting conditions).

7.    Restrictions on Transfer. The Participant may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber the RSUs or the Participant’s right under the RSUs to receive Shares, except other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any of its Affiliates; provided, that the designation of a beneficiary (if permitted by the Committee) shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

8.    Repayment of Proceeds; Clawback Policy. In the event of a Restrictive Covenant Violation or a termination of the Participant’s employment or service, as applicable, by the Company for Cause, or if the Company discovers after a termination of employment or service, as applicable, that grounds for a termination of employment or service, as applicable, for Cause existed at the time of such termination of employment or service, as applicable, then the Participant shall be required, in addition to any other remedy available (on a non-exclusive basis), to pay to the Company, within 10 business days of the Company’s request to the Participant therefor, an amount equal to the excess, if any, of the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) the Participant received upon the sale or other disposition of, or distributions in respect of, the RSUs (including any Dividend Equivalents previously paid) and any Shares issued in respect thereof. Any reference in this Agreement to grounds existing for a termination of employment or service, as applicable, with Cause shall be determined without regard to any notice period, cure period, or other procedural delay or event required prior to finding of or termination with, Cause. The RSUs and all proceeds of the RSUs shall be subject to the Company’s Clawback Policy, if any, and as in effect from time to time, to the extent the Participant is a director or “officer” as defined under Rule 16a-1(f) of the Exchange Act.

9.    No Right to Continued Employment or Engagement. Neither the Plan nor this Agreement nor the Participant’s receipt of the RSUs hereunder shall impose any obligation on the Company or any of its Affiliates to continue the employment or engagement of the Participant. Further, the Company or any of its Affiliates (as applicable) may at any time terminate the employment or engagement of the Participant, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided herein.

10.    No Rights as a Stockholder. The Participant’s interest in the RSUs shall not entitle the Participant to any rights as a stockholder of the Company. The Participant shall not be deemed to be the holder of, or have any of the rights and privileges of a stockholder of the Company in respect of, the Shares unless and until such Shares have been issued to the Participant in accordance with Section 12.

11.    Adjustments Upon Change in Capitalization. The terms of this Agreement, including the RSUs, the Participant’s Unit Account, any Dividend Equivalents, and/or the Shares, shall be subject to adjustment in accordance with Section 14 of the Plan. This paragraph shall also apply with respect to any extraordinary dividend or other extraordinary distribution in respect of the Company’s Common Stock (whether in the form of cash or other property).

12.    Settlement and Issuance of Shares; Tax Withholding.

(a)    The Company shall, as soon as reasonably practicable (and in any event within two and one-half months of the applicable vesting date or such earlier time provided in Section 4), issue the Share underlying such vested RSU to the Participant, free and clear of all restrictions, less a number of Shares equal to or greater in value than the minimum amount necessary to satisfy federal, state, local or foreign withholding tax requirements, if any (but which may in no event be greater than the maximum statutory withholding amounts in the Participant’s jurisdiction) (the “Withholding Taxes”) in accordance with Section 16(d) of the Plan (except to the extent the Participant shall have a written agreement with the Company or any of its Affiliates under which the Company or an Affiliate of the Company is responsible for payment of taxes with respect to the issuance of the Shares, in which case the full number of Shares shall be issued). To the extent any Withholding Taxes may become due prior to the settlement of any RSUs, the Committee may accelerate the vesting of a number of RSUs equal in value to the Withholding Taxes, the Shares delivered in settlement of such RSUs shall be delivered to the Company, and the number of RSUs so accelerated shall reduce the number of RSUs which would otherwise become vested on the next applicable vesting date. The number of RSUs or Shares equal to the Withholding Taxes shall be determined using the closing price per Share on the New York Stock Exchange (or other principal exchange on which the Shares then trade) on the trading day immediately prior to the date of delivery of the Shares to the Participant or the Company, as applicable, and shall be rounded up to the nearest whole RSU or Share.

(b)    The Company shall pay any costs incurred in connection with issuing the Shares. Upon the issuance of the Shares to the Participant, the Participant’s Unit Account shall be eliminated. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue or transfer the Shares as contemplated by this Agreement unless and until such issuance or transfer shall comply with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares are listed for trading.

13.    Award Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The RSUs granted hereunder are subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

14.    Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

15.    Governing Law; Venue; Language. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland applicable to contracts made and performed wholly within the State of Maryland, without giving effect to the conflict of laws provisions thereof. Any suit, action or proceeding with respect to this Agreement (or any provision incorporated by reference), or any judgment entered by any court in respect thereof, shall be brought in any court of competent jurisdiction in the State of Maryland, and each of the Participant, the Company, and any transferees who hold RSUs pursuant to a valid assignment, hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding, or judgment. Each of the Participant, the Company, and any transferees who hold RSUs pursuant to a valid assignment hereby irrevocably waives (a) any objections which it may now or hereafter have to the laying of the venue of any suit, action, or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Maryland; (b) any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum; and (c) any right to a jury trial. If the Participant has received a copy of this Agreement (or the Plan or any other document related hereto or thereto) translated into a language other than English, such translated copy is qualified in its entirety by reference to the English version thereof, and in the event of any conflict the English version will govern.

16.    Successors in Interest. Any successor to the Company shall have the benefits of the Company under, and be entitled to enforce, this Agreement. Likewise, the Participant’s legal representative shall have the benefits of the Participant under, and be entitled to enforce, this Agreement. All obligations imposed upon the Participant and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Participant’s heirs, executors, administrators and successors.

17.    Data Privacy Consent.

(a)    General. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Participant’s employer or contracting party (the “Employer”) and the Company for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, work location and phone number, date of birth, social insurance number or other identification number, salary, nationality, job title, hire date, any shares of stock or directorships held in the Company, details of all awards or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Personal Data”).

(b)    Use of Personal Data; Retention. The Participant understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, now or in the future, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Personal Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative.

(c)    Withdrawal of Consent. The Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s employment status or service and career with the Employer will not be adversely affected; the only consequence of the Participant’s refusing or withdrawing the Participant’s consent is that the Company would not be able to grant RSUs or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.

18.    Restrictive Covenants. The Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates, that the Participant will be allowed access to confidential and proprietary information (including, but not limited to, trade secrets) about those businesses, as well as access to the prospective and actual customers, suppliers, investors, clients and partners involved in those businesses, and the goodwill associated with the Company and its Affiliates. Participant accordingly agrees to the provisions of Appendix A to this Agreement (the “Restrictive Covenants”). For the avoidance of doubt, the Restrictive Covenants contained in this Agreement are in addition to, and not in lieu of, any other restrictive covenants or similar covenants or agreements between the Participant and the Company or any of its Affiliates.

19.    Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By accepting this Agreement and the grant of the RSUs contemplated hereunder, the Participant expressly acknowledges that (a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be suspended or terminated by the Company at any time, to the extent permitted by the Plan; (b) the grant of RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past; (c) all determinations with respect to future grants of RSUs, if any, including the grant date, the number of Shares granted and the applicable vesting terms, will be at the sole discretion of the Company; (d) the Participant’s participation in the Plan is voluntary; (e) the value of the RSUs is an extraordinary item of compensation that is outside the scope of the Participant’s employment contract, if any, and nothing can or must automatically be inferred from such employment contract or its consequences; (f) grants of RSUs, and the income and value of same, are not part of normal or expected compensation for any purpose and are not to be used for calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, the Participant waives any claim on such basis, and for the avoidance of doubt, the RSUs shall not constitute an “acquired right” under the applicable law of any jurisdiction; and (g) the future value of the underlying Shares is unknown and cannot be predicted with certainty. In addition, the Participant understands, acknowledges and agrees that the Participant will have no rights to compensation or damages related to RSU proceeds in consequence of the termination of the Participant’s employment for any reason whatsoever and whether or not in breach of contract.

20.    Award Administrator. The Company may from time to time designate a third party (an “Award Administrator”) to assist the Company in the implementation, administration and management of the Plan and any RSUs granted thereunder, including by sending award notices on behalf of the Company to Participants, and by facilitating through electronic means acceptance of RSU Agreements by Participants.

21.    Section 409A of the Code.

(a)    This Agreement is intended to comply with the provisions of Section 409A of the Code and the regulations promulgated thereunder. Without limiting the foregoing, the Committee shall have the right to amend the terms and conditions of this Agreement in any respect as may be necessary or appropriate to comply with Section 409A of the Code or any regulations promulgated thereunder, including without limitation by delaying the issuance of the Shares contemplated hereunder.

(b)    Notwithstanding any other provision of this Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code, no payments in respect of any RSU that is “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of the Participant’s “separation from service” or, if earlier, the Participant’s date of death. Following any applicable six-month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day. The Participant is solely responsible and liable for the satisfaction of all taxes and penalties under Section 409A of the Code that may be imposed on or in respect of the Participant in connection with this Agreement, and the Company shall not be liable to any Participant for any payment made under this Plan that is determined to result in an additional tax, penalty or interest under Section 409A of the Code, nor for reporting in good faith any payment made under this Agreement as an amount includible in gross income under Section 409A of the Code. Each payment in a series of payments hereunder shall be deemed to be a separate payment for purposes of Section 409A of the Code.

22.    Book Entry Delivery of Shares. Whenever reference in this Agreement is made to the issuance or delivery of certificates representing one or more Shares, the Company may elect to issue or deliver such Shares in book entry form in lieu of certificates.

23.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

24.    Acceptance and Agreement by the Participant. By accepting the RSUs (including through electronic means), the Participant agrees to be bound by the terms, conditions, and restrictions set forth in the Plan, this Agreement, and the Company’s policies, as in effect from time to time, relating to the Plan. The Participant’s rights under the RSUs will lapse forty-five (45) days from the Date of Grant, and the RSUs will be forfeited on such date if the Participant shall not have accepted this Agreement by such date. For the avoidance of doubt, the Participant’s failure to accept this Agreement shall not affect the Participant’s continuing obligation sunder any other agreement between the Company and the Participant.

25.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.

26.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

27.    Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant in the Plan.

28.    Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one in the same agreement.

[Signatures follow]

INVITATION HOMES INC.

By:
[NAME]
[TITLE]

Acknowledged and Agreed

as of the date first written above:

Participant Signature

[Signature Page to Restricted Stock Unit Agreement]

Appendix A - 1

APPENDIX A

Restrictive Covenants

1.    Non-Competition; Nonsolicitation.

(a)    The Participant acknowledges and recognizes the highly competitive nature of the businesses of the Restricted Group (as defined below) and accordingly agrees as follows:

(i)    During the Participant’s employment or service, as applicable, and for a period equal to 12 months following the date the Participant ceases employment or service, as applicable, for any reason (the “Restricted Period”), the Participant will not, whether on the Participant’s own behalf or on behalf of or in conjunction with any person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise whatsoever (“Person”), directly or indirectly solicit or assist in soliciting in competition with the Restricted Group in the Business the business of any then current or prospective client or customer with whom the Participant (or the Participant’s direct reports) had personal contact or dealings on behalf of the Company and its Subsidiaries during the one-year period preceding the Participant’s termination of employment or service, as applicable.

(ii)    During the Restricted Period, the Participant will not, directly or indirectly:

(A)    engage in the Business in any geographical area where the Restricted Group engages in the Business (or has established, during the Participant’s employment, plans to plans to engage in the Business during the Restricted Period);

(B)    enter the employ of, or render any services to, a Competitor, except where such employment or services do not relate to the Business; or

(C)    acquire a 10% or greater financial interest in a Competitor, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant.

(iii)    Notwithstanding anything to the contrary in this Appendix A, the provisions of this Section 1 shall not restrict ownership of any number of single-family homes for personal use by the Participant or up to five additional single-family homes as personal investments.

(iv)    During the Restricted Period, the Participant will not, whether on the Participant’s own behalf or on behalf of or in conjunction with any Person, directly or indirectly:

(1)    solicit or encourage any employee of the Restricted Group (other than the Participant’s personal assistant/secretary) to leave the employment of the Restricted Group; or

Appendix A - 2

(A)    hire any employee who provided services to the Restricted Group as of the date of the Participant’s termination of employment or service, as applicable, or terminated employment within one year prior to the termination of the Participant’s employment or service, as applicable (other than the Participant’s personal assistant/secretary).

(v)    For purposes of this Appendix A:

(2)    “Business” shall mean the business of acquiring controlling investments in, owning, developing, leasing, operating or managing one to four unit residential real properties, including single-family homes in planned unit developments and individual single family townhomes and individual residential condominium units in a low-rise or high-rise condominium project, where such properties are located in the United States.

(A)    “Competitor” shall mean any Person engaged in the Business in direct competition with the Company and its Subsidiaries, but excluding any Person for which less than 10% of its revenue during its most recent fiscal year is derived from activities similar to the Business.

(B)    “Restricted Group” shall mean, collectively, the Company and its Subsidiaries and Affiliates.

(b)    It is expressly understood and agreed that although the Participant and the Restricted Group consider the restrictions contained in this Section 1 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Appendix A is an unenforceable restriction against the Participant, the provisions of this Appendix A shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Appendix A is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

(c)    The period of time during which the provisions of this Section 1 shall be in effect shall be extended by the length of time during which the Participant is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.

(d)    The provisions of this Section 1 shall survive the termination of the Participant’s employment or service for any reason

2.    Confidentiality; Intellectual Property.

(a) Confidentiality.

(i)    The Participant will not at any time (whether during or after the Participant’s employment or engagement, as applicable) (x) retain or use for the benefit,

Appendix A - 3

purposes or account of the Participant or any other Person; or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company and its Affiliates (other than its professional advisers who are bound by confidentiality obligations, lenders and partners or otherwise in performance of the Participant’s employment or engagement duties), any proprietary and non-public/confidential information (including without limitation trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals) concerning the past, current or future business, activities and operations of the Restricted Group (“Confidential Information”) without the prior written authorization of the board of directors of the Company; provided, however, that the conscious awareness of any Confidential Information (as opposed to the physical possession of documentary Confidential Information) by the Participant, and the Participant’s consideration of such information in connection with the Participant’s pursuit or evaluation of, involvement with or participation in, any project or activity that is not prohibited by this Appendix A shall be deemed not to constitute a breach of Section 2(a)(i)(x) or Section 2(a)(iv)(x) in any manner whatsoever, unless such Participant’s use of such Confidential Information has an objective and detrimental impact on the business of the Company and its Subsidiaries.

(ii)    “Confidential Information” shall not include any information that is (x) generally known to the industry or the public other than as a result of the Participant’s breach of this covenant; (y) made legitimately available to the Participant by a third party without breach of any confidentiality obligation of which the Participant has knowledge (it being understood that any information made available by an employee, officer or director of the Company Group shall not be protected by this exclusion); or (z) required by law to be disclosed; provided, that with respect to subsection (z) the Participant shall give prompt written notice to the Company of such requirement and reasonably cooperate with any attempts by the Company to obtain a protective order or similar treatment.

(iii)    Except as required by law, the Participant will not disclose to anyone, other than the Participant’s family (it being understood that, in this Appendix A, the term “family” refers to the Participant, the Participant’s spouse, minor children, parents and spouse’s parents) and legal or financial advisors, the existence or contents of this Agreement; provided, that the Participant may disclose to any prospective future employer the provisions of Sections 1 and 2 of this Appendix A; provided, further, that any such employer agrees to maintain the confidentiality of such terms. This Section 2(a)(iii) shall terminate if any member of the Company Group publicly discloses a copy of the Restricted Stock Unit Agreement or this Appendix A (or, if any member of the Company Group publicly discloses summaries or excerpts of the Subscription Agreement or this Appendix A, to the extent so disclosed).

(iv)    Upon termination of the Participant’s employment or service for any reason, the Participant shall (x) except as otherwise provided herein, cease and not

Appendix A - 4

thereafter commence use of any Confidential Information or intellectual property (including without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by any member of the Restricted Group; (y) immediately destroy, delete, or return to the Company, at the Company’s option and expense, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in the Participant’s possession or control (including any of the foregoing stored or located in the Participant’s office, home, laptop or other computer, whether or not Company property) that contain Confidential Information, except that the Participant may retain documents (1) related to the terms of the Participant’s employment, (2) related to the Participant’s equity awards, (3) related to amounts due to the Participant pursuant to any agreement between the Participant and the Company or any of its subsidiaries or affiliates, (4) that the Participant reasonably believes (after consultation with counsel) to be required by law, court order or regulatory authority or as needed by the Participant’s legal, tax or other professional advisors for so long as the Participant reasonably believes retention of documents may serve any such purpose or (5) if such documents only contain information that is available to the general public; and (z) notify and reasonably cooperate with the Company regarding the delivery or destruction of any other Confidential Information of which the Participant is or becomes aware.

(b)    Intellectual Property.

(i)    If the Participant creates, invents, designs, develops, contributes to or improves any works of authorship, inventions, intellectual property, materials, documents or other work product (including, without limitation, research, reports, software, databases, systems, applications, presentations, textual works, content, or audiovisual materials), either alone or with third parties, at any time during the Participant’s employment or engagement and within the scope of such employment or engagement and with the use of any the Company’s resources (the “Company Works”), the Participant shall promptly and fully disclose the same to the Company and hereby irrevocably assigns, transfers and conveys, to the maximum extent permitted by applicable law, all rights and intellectual property rights therein (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition and related laws) to the Company to the extent ownership of any such rights does not vest originally in the Company.

(ii)    The Participant shall take all requested actions and execute all requested documents (including any licenses or assignments required by a government contract) at the Company’s expense (but without further remuneration) to assist the Company in validating, maintaining, protecting, enforcing, perfecting, recording, patenting or registering any of the Company’s rights in the Company Works. If the Company is unable for any other reason, to secure the Participant’s signature on any document for this purpose, then the Participant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Participant’s agent and attorney in fact, to act for and in the Participant’s behalf and stead to execute any documents and to do all other lawfully permitted acts required in connection with the foregoing.

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(iii)    The provisions of Section 2 hereof shall survive the termination of the Participant’s employment or engagement, in either case, for any reason.

(c)    Protected Rights. Nothing contained in this Agreement or any other plan, policy, agreement, or code of conduct or similar arrangement of the Company Group, limits Participant’s ability to (i) disclose any information to governmental agencies or commissions as may be required by law, (ii) file a charge or complaint with, or communicate or cooperate with, any U.S. federal, state, or local governmental agency or commission (a “Governmental Entity”), or otherwise participate in any investigation or proceeding that may be conducted by a Governmental Entity with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise make disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, provided that in each case all such charges, complaints, communications and disclosures are consistent with applicable law, or (iii) receive an award from a Governmental Entity for information provided under any whistleblower program, including the Participant’s right to seek and obtain a whistleblower award for providing information relating to a possible securities law violation to the Securities and Exchange Commission.

3.    Specific Performance. The Participant acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of Section 1 or 2 of this Appendix A may be inadequate and the Company may suffer irreparable damages as a result of such breach. In recognition of this fact, the Participant agrees that, in the event of a Restrictive Covenant Violation, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to seek equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.